Exhibit 23

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the registration statements filed on Form S-8 (file numbers 33-37038, 33-23117, 33-16688, 33-63159, 333-92721 and 333-68442) of Franklin Electronic Publishers, Inc. of our report dated May 15, 2003 related to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended March 31, 2003.

RADIN, GLASS & CO., LLP

Certified Public Accountants

June 25, 2003

New York, New York